________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 19, 2023

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of Principal Executive Offices and Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 7.01 Regulation FD Disclosure.
The Walt Disney Company is providing the following update regarding its plans for capital expenditures at its Disney Parks, Experiences and Products (“DPEP”) segment. The Company is developing plans to accelerate and expand investment in its DPEP segment, to nearly double, as compared to the previous approximately 10-year period, consolidated capital expenditures for the segment over the course of an approximately 10-year period to approximately $60 billion in aggregate, including by investing in expanding and enhancing domestic and international parks and cruise line capacity, prioritizing projects anticipated to generate strong returns, consistent with the Company’s continuing approach to allocate capital in a disciplined and balanced manner.
We believe that the Company’s financial condition is strong and that its cash balances, other liquid assets, operating cash flows, access to capital markets and borrowing capacity under current bank facilities, taken together, provide adequate resources to fund ongoing operating requirements, contractual obligations, upcoming debt maturities as well as future capital expenditures related to the expansion of existing businesses and development of new projects.
Slides related to this matter are attached hereto as Exhibit 99.1.

Forward-Looking Statements

Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding financial, performance or growth expectations (including future financial condition and available funding resources); business plans, strategic priorities and drivers of growth and profitability; capital expenditures and allocation; and other statements that are not historical in nature. Any information that is not historical in nature included in this 8-K is subject to change. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and IP we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, including based on the results of execution of our business plans, as well as from developments beyond the Company’s control, including:
•the occurrence of subsequent events;
•further deterioration in domestic and global economic conditions or a failure of conditions to improve as anticipated;
•deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue;
•consumer preferences and acceptance of our content, offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising sales on our DTC services and linear networks;
•health concerns and their impact on our businesses and productions;
•international, political or military developments;
•regulatory and legal developments;
•technological developments;
•labor markets and activities, including work stoppages;
•adverse weather conditions or natural disasters; and
•availability of content.

Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable):
•our operations, business plans or profitability, including direct-to-consumer profitability;
•demand for our products and services;
•the performance of the Company’s content;
•our ability to create or obtain desirable content at or under the value we assign the content;
•the advertising market for programming;
•income tax expense; and
•performance of some or all Company businesses either directly or through their impact on those who distribute our products.
Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended October 1, 2022, including under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” quarterly reports on Form 10-Q, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and subsequent filings with the Securities and Exchange Commission.
The terms “Company,” “we,” and “our” are used above to refer collectively to The Walt Disney Company and the subsidiaries through which its various businesses are actually conducted.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Disney Parks, Experiences and Products Highlights and Updates
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Secretary
Dated: September 19, 2023